As filed with the Securities and Exchange Commission on November 14, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Sapiens International Corporation N.V.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Curaçao	None
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Landhuis Joonchi
Kaya Richard J. Beaujon z/n
P.O. Box 837
Curaçao
+ 5999-736-6277

(Address and telephone number of Registrant’s principal executive offices)

Sapiens Americas Corporation
4000 CentreGreen Way, Suite 150
Cary, NC 27513
(919) 405-1500

(Name, address and telephone number of agent for service)

______________________________

With copies to:

Mike Rimon, Adv.
Jonathan M. Nathan, Adv.
Meitar Liquornik Geva Leshem Tal, Law Offices
16 Abba Hillel Rd., Ramat Gan 52506, Israel
Tel: +972-3-610-3100
Fax: +972-3-610-3687

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement on Form F-3 (File No. 333-187185).

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Shares, par value €0.01 per share	$4,500,000	$579.60

(1)	The registrant previously registered securities to be issued in a primary offering at an aggregate offering price not to exceed $40,000,000 on a Registration Statement on Form F-3 (File No. 333-187185), which was declared effective on May 2, 2013. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,500,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ over-allotment option.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the United States Securities and Exchange Commission (the “Commission”) in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This registration statement is being filed with the Commission by Sapiens International Corporation N.V., a Curaçao limited liability company (the “Company”) pursuant to Rule 462(b) and General Instruction IV of Form F-3, both as promulgated under the Securities Act. The contents of the Registration Statement on Form F-3 (File No. 333-187185) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on May 2, 2013, are incorporated herein by reference and shall be deemed part of this registration statement. The required opinion and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ness Ziona, Israel on November 14, 2013.

Sapiens International Corporation N.V.

By:	/s/ Roni Al Dor
Name:	Roni Al Dor
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on November 14, 2013.

Signature	Title

/s/ Roni Giladi, as attorney for Guy Bernstein
Guy Bernstein	Chairman of the Board

/s/ Roni Al Dor	Director and Chief Executive Officer
Roni Al Dor	(Principal executive officer)

/s/ Roni Giladi	Chief Financial Officer
Roni Giladi	(Principal financial and accounting officer)

/s/ Roni Giladi, as attorney for Naamit Salomon
Naamit Salomon	Director

/s/ Roni Giladi, as attorney for Yacov Elinav
Yacov Elinav	Director

/s/ Roni Giladi, as attorney for Uzi Netanel
Uzi Netanel	Director

/s/ Roni Giladi, as attorney for Eyal Ben Chlouche
Eyal Ben Chlouche	Director

United International Trust N.V.	Director

By: /s/ Roni Giladi, as attorney for G.E. Elias
Name: G.E. Elias
Title: Managing Director - Chairman

Sapiens Americas Corporation	Authorized Representative in the United States

By: /s/ Roni Giladi, as attorney for Gina Rubendall
Name: Gina Rubendall
Title: Director of Administration and Finance

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Spigt Dutch Caribbean N.V. regarding the validity of the common shares being registered

23.1	Consent of Spigt Dutch Caribbean N.V. (included in the opinion filed as Exhibit 5.1)

23.2	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm (with respect to its report on the consolidated financial statements of Sapiens International Corporation N.V.)

23.3	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm (with respect to its report on the consolidated financial statements of F.I.S. Software Ltd.)

23.4	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm (with respect to its report on the consolidated financial statements of IDIT I.D.I. Technologies Ltd. (now known as Sapiens Software Solution (IDIT) Ltd.))

24.1	Powers of Attorney*

* Included on the signature page to the registrant’s Registration Statement on Form F-3 (File No. 333-187185) filed with the Commission on March 11, 2013.